                                                                     Exhibit 4.2

                              CMC INDUSTRIES, INC.

                         SECURITIES PURCHASE AGREEMENT

                                  DATED AS OF
                                  MAY 15, 1996

                               TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----
SECTION 1  Authorization and Sale of Securities . . . . . . . . . . . . . . . . .  1

           1.1     Authorization  . . . . . . . . . . . . . . . . . . . . . . . .  1
           1.2     Sale of Securities   . . . . . . . . . . . . . . . . . . . . .  1

SECTION 2  Closing Date; Delivery . . . . . . . . . . . . . . . . . . . . . . . .  1

           2.1     Closing Date   . . . . . . . . . . . . . . . . . . . . . . . .  1
           2.2     Delivery   . . . . . . . . . . . . . . . . . . . . . . . . . .  2

SECTION 3  Representations and Warranties of the Company  . . . . . . . . . . . .  2

           3.1     Organization and Standing; Certificate and Bylaws  . . . . . .  2
           3.2     Corporate Power  . . . . . . . . . . . . . . . . . . . . . . .  2
           3.3     Capitalization   . . . . . . . . . . . . . . . . . . . . . . .  2
           3.4     Authorization  . . . . . . . . . . . . . . . . . . . . . . . .  3
           3.5     SEC Filings; Financial Statements  . . . . . . . . . . . . . .  3
           3.6     Absence of Certain Changes or Events   . . . . . . . . . . . .  4
           3.7     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
           3.8     Title to Properties and Assets; Liens, etc   . . . . . . . . .  4
           3.9     Intellectual Property  . . . . . . . . . . . . . . . . . . . .  4
           3.10    Compliance with Other Instruments, None Burdensome, etc.   . .  5
           3.11    Litigation, etc  . . . . . . . . . . . . . . . . . . . . . . .  5
           3.12    Governmental Consents, etc   . . . . . . . . . . . . . . . . .  5
           3.13    Brokers or Finders   . . . . . . . . . . . . . . . . . . . . .  5
           3.14    Exempt Offering  . . . . . . . . . . . . . . . . . . . . . . .  6

SECTION 4  Representations and Warranties of the Investors  . . . . . . . . . . .  6

           4.1     Authorization  . . . . . . . . . . . . . . . . . . . . . . . .  6
           4.2     Purchase Entirely for Own Account  . . . . . . . . . . . . . .  6
           4.3     Investment Experience  . . . . . . . . . . . . . . . . . . . .  6
           4.4     Federal Securities Law Exemption   . . . . . . . . . . . . . .  7
           4.5     Accredited Investor  . . . . . . . . . . . . . . . . . . . . .  9
           4.6     Informed Investment Decision   . . . . . . . . . . . . . . . . 10
           4.7     Restricted Securities  . . . . . . . . . . . . . . . . . . . . 10
           4.8     Independent Advisors   . . . . . . . . . . . . . . . . . . . . 11
           4.9     Representations to the Undersigned   . . . . . . . . . . . . . 11
           4.10    No Solicitation  . . . . . . . . . . . . . . . . . . . . . . . 11
           4.11    Fiduciary Representations  . . . . . . . . . . . . . . . . . . 11
           4.12    Representations True and Complete  . . . . . . . . . . . . . . 11

           4.13    Compliance with Laws   . . . . . . . . . . . . . . . . . . . . 11
           4.14    Legends  . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
           4.15    Governmental Consents  . . . . . . . . . . . . . . . . . . . . 13

SECTION 5  Conditions to Closing of Investors . . . . . . . . . . . . . . . . . . 13

           5.1     Representations and Warranties Correct   . . . . . . . . . . . 13
           5.2     Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . 13
           5.3     Blue Sky   . . . . . . . . . . . . . . . . . . . . . . . . . . 13
           5.4     Registration Rights Agreement  . . . . . . . . . . . . . . . . 13
           5.5     No Illegality  . . . . . . . . . . . . . . . . . . . . . . . . 13

SECTION 6  Conditions to Closing of Company . . . . . . . . . . . . . . . . . . . 14

           6.1     Representations  . . . . . . . . . . . . . . . . . . . . . . . 14
           6.2     Blue Sky   . . . . . . . . . . . . . . . . . . . . . . . . . . 14

SECTION 7  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

           7.1     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . 14
           7.2     Successors and Assigns   . . . . . . . . . . . . . . . . . . . 14
           7.3     Entire Agreement; Amendment  . . . . . . . . . . . . . . . . . 14
           7.4     Notices, etc   . . . . . . . . . . . . . . . . . . . . . . . . 15
           7.5     Delays or Omissions  . . . . . . . . . . . . . . . . . . . . . 15
           7.6     California Corporate Securities Law  . . . . . . . . . . . . . 15
           7.7     Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . 15
           7.8     Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . 15
           7.9     Severability   . . . . . . . . . . . . . . . . . . . . . . . . 16
           7.10    Gender   . . . . . . . . . . . . . . . . . . . . . . . . . . . 16


EXHIBITS

           A.      Schedule of Investors
           B-1.    Form of Warrant for U.S. Persons
           B-2.    Form of Warrant for Non-U.S. Persons
           C.      Form of Registration Rights Agreement

                              CMC INDUSTRIES, INC.

                         SECURITIES PURCHASE AGREEMENT


           This Securities Purchase Agreement (the "Agreement") is made as of May 15, 1996, by and among CMC Industries, Inc., a Delaware corporation (the "Company"), with its principal executive offices at 4950 Patrick Henry Drive, Santa Clara, California 95054, and the investors listed on the Schedule of Investors attached as Exhibit A hereto (the "Investors").


                                   SECTION 1

                      Authorization and Sale of Securities

           1.1 Authorization. The Company has authorized the sale and issuance of 436,037 shares of its Common Stock (the "Common Stock") and Warrants to purchase 168,963 shares of the Company's Common Stock, in the form attached to this Agreement as Exhibit B (the "Warrants").

           1.2 Sale of Securities. Subject to the terms and conditions hereof, at the Closing the Company will issue and sell to the Investors, and the Investors will buy from the Company, the number of shares of the Company's Common Stock specified opposite each Investor's name on the Schedule of Investors, at a cash purchase price of $5.65 per share, and Warrants to purchase the number of shares of Common Stock specified opposite each Investor's name on the Schedule of Investors at a cash purchase price of $0.26 per share initially subject to the Warrants. The shares of Common Stock issuable upon conversion of the Warrants shall be referred to as "Warrant
Shares."   The Warrants, the 436,037 shares of Common Stock and the Warrant
Shares shall be referred to as the "Securities." The Company's agreements with each of the Investors are separate agreements, and the sales of the Securities to each of the Investors are separate sales.


                                   SECTION 2

                             Closing Date; Delivery

           2.1 Closing Date. The closing of the purchase and sale of 436,037 shares of the Company's Common Stock and Warrants to purchase 168,963 shares of the Company's Common Stock hereunder (the "Closing") shall be held at 4:30 p.m. on May 15, 1996 or on such later date or dates as the Company and the Investors may agree to (the date of such Closing being referred to as the "Closing Date"). The place of the Closing (including the place of delivery to the Investors by the Company of the certificates evidencing all shares of Common Stock and the Warrants being purchased and the place of payment to the Company by the Investors of the purchase price therefor) shall be at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill

Road, Palo Alto, California 94304-1050, or such other place as the Investors and the Company may mutually agree.

           2.2 Delivery. At the Closing, the Company will deliver to each Investor a certificate or certificates representing the number of Shares of Common Stock and Warrants to purchase Common Stock as designated in columns 2 and 4, respectively, of the Schedule of Investors to be purchased by each Investor, against payment of the purchase price therefor, by certified check or wire transfer payable to the Company, in the amounts specified in columns 3 and 5, respectively, of the Schedule of Investors.


                                   SECTION 3

                 Representations and Warranties of the Company

           The Company hereby represents and warrants to the Investors, subject to the exceptions disclosed (i) in the Disclosure Letter dated as of the Closing Date and dated as of the date hereof, and (ii) the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1995, the Company's Quarterly Reports on Form 10-Q for the quarters ended October 31, 1995 and January 31, 1996 and the Company's Proxy Statement dated November 16, 1995 related to the Company's 1995 Annual Meeting of Shareholders (the documents specified in clauses (i) and (ii), collectively, the "Disclosure Documents"), as follows:

           3.1 Organization and Standing; Certificate and Bylaws. The Company is a corporation duly organized, validly existing and in good standing under, and by virtue of, the laws of the jurisdiction of its incorporation.
The Company has requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined below) on the Company. The Company has delivered or made available a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents of the Company, each as amended to date, to counsel for the Company. When used in connection with the Company, the term "Material Adverse Effect" means, for the purposes of this Agreement, any event or effect that is materially adverse to the business, assets, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

           3.2 Corporate Power. The Company will have at the Closing Date all requisite corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement attached hereto as Exhibit C (the "Registration Rights Agreement"), to sell and issue the Common Stock, the Warrants and to issue the underlying Warrant Shares, and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement.

           3.3 Capitalization. The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of April 30, 1996, 6,149,069 shares of Common Stock had been issued and were outstanding and no shares of Preferred Stock had been issued and were outstanding. As of April 30, 1996, there were no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock, other than options to purchase 699,001 shares of the Company's Common Stock that have been issued to employees and consultants of the Company under the CMC Industries, Inc. 1990 Equity Incentive Plan, as amended and restated. Assuming the accuracy of each Investor's representations in Section 4 below, upon issuance, the Shares will be issued in compliance with all federal and state securities laws.

           3.4 Authorization. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company, the authorization, sale, issuance and delivery of the Common Stock and the Warrants and the performance of the Company's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement and the Registration Rights Agreement, when executed and delivered by the Company, shall constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, and other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal and state securities laws. The Common Stock, when issued in compliance with the provisions of this Agreement, will be validly issued and will be fully paid and nonassessable, and free of any liens or encumbrances (assuming the Investors take the Securities with no notice thereof) other than any liens or encumbrances created by or imposed upon the holders; provided, however, that the Securities may be subject to restrictions on transfer under state or federal securities laws.

           3.5     SEC Filings; Financial Statements.

                                  (a)      The Company and each of its
subsidiaries has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission (the "SEC") since January 1, 1995. All such required forms, reports and documents are referred to herein as the "SEC Reports." As of their respective dates, the SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                  (b)      Each of the consolidated financial
statements (including, in each case, any related notes thereto) contained in the SEC Reports (the "Financials"), including any SEC Reports filed after the date hereof until the Closing, (x) complies as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented in all material respects the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. The balance sheet of the Company contained in the SEC Reports, as of January 31, 1996 is hereinafter referred to as the "Balance Sheet." Neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which have, individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries taken as a whole, except liabilities (i) provided for in the Balance Sheet, or (ii) incurred since the date of the Balance Sheet in the ordinary course of business.

           3.6 Absence of Certain Changes or Events. Since January 31, 1996, and prior to the date of this Agreement, there has not been: (i) any Material Adverse Effect on the Company or (ii) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP.

           3.7 Taxes. The Company and each of its subsidiaries has filed all material tax returns required to be filed by any of them and has paid (or the Company has paid on its behalf), or has set up an adequate reserve for the payment of, all material taxes required to be paid as shown on such returns and the most recent financial statements contained in the SEC Reports reflect an adequate reserve for all material taxes payable by the Company and its subsidiaries accrued through the date of such financial statements. Except as reasonably would not be expected to have a Material Adverse Effect on the Company, no material deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries.

           3.8 Title to Properties and Assets; Liens, etc. The Company has good and valid title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (iii) such other liens as would not have a Material Adverse Effect on the Company.

           3.9     Intellectual Property.

                   (a) The Company and its subsidiaries own, or have the right to use, sell or license all intellectual property necessary or required for the conduct of their respective businesses as presently conducted (such intellectual property and the rights thereto are collectively referred to as the "Company IP Rights") except for any failure to own or have the right to use, sell or license that would not have a Material Adverse Effect on the Company;

                   (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Company IP Right, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company IP Right or impair the right of the Company and its subsidiaries to use, sell or license any Company IP Right or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not, individually or in the aggregate, result in a Material Adverse Effect on the Company.

                   (c) (i) Neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by the Company or any of its subsidiaries violates any license or agreement between the Company or any of its subsidiaries and any third party or, to the knowledge of the Company, infringes any intellectual property right of any other party; and (ii) there is no pending or, to the knowledge of the Company, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Company IP Right, except, with respect to clauses (i) and (ii), for any violations, infringements, claims or litigation that would not have a Material Adverse Effect on the Company.

           3.10 Compliance with Other Instruments, None Burdensome, etc. The Company is not in violation of any term of its Certificate of Incorporation or Bylaws, as currently in effect, or to its knowledge, any order, statute, rule or regulation applicable to the Company, which violation reasonably would be expected to have a Material Adverse Effect on the Company. The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Securities, have not resulted and will not result in any violation of, or conflict with, or constitute a default under, or result in the creation of, any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

           3.11 Litigation, etc. There are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency (nor, to the Company's knowledge, is there any written threat thereof), which, either in any case or in the aggregate, reasonably would be expected to have a Material Adverse Effect on the Company, and none which questions the validity of this Agreement or the Registration Rights Agreement or any action taken or to be taken in connection herewith.

           3.12 Governmental Consents, etc. No consent, approval or authorization of, or designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Securities, except (i) filings with the SEC and
(ii) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Securities under the California Corporate Securities Law and other applicable "blue sky" laws.

           3.13 Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

           3.14 Exempt Offering. Subject to the accuracy of each Investor's representations and warranties set forth in Section 4 hereof, the offer, sale and issuance of the Warrants and shares of Common Stock in conformity with the terms of this Agreement, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act") and applicable state securities laws.


                                   SECTION 4

                Representations and Warranties of the Investors

           Each Investor hereby represents and warrants to the Company with respect to its purchase of the Common Stock and the Warrants as follows:

           4.1 Authorization. Each of this Agreement and the Registration Rights Agreement, when executed and delivered by the Investor, will constitute the Investor's valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

           4.2 Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Securities to be received by the Investor will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Investor represents that it has the full power and authority to enter into this Agreement.

           4.3 Investment Experience. The Investor is an investor in securities of comparable companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, the Investor also represents it has not been organized solely for the purpose of acquiring the Securities, or if the Investor has been organized solely for the purpose of acquiring the Securities, that all of the equity owners of the Investor are "accredited investors" as defined below.

           4.4     Federal Securities Law Exemption.

                                  (a)      The undersigned U.S. Investor (as
such Investor is designated in the Schedule of Investors attached hereto as Exhibit A) understands that the sale of the Securities to the undersigned U.S. Investor is intended to be exempt from registration under the Securities Act of 1933 (the "Act"), by virtue of Section 4(2) of the Act and applicable state securities laws. Prior to, at, and following November 30, 1996, the undersigned U.S. Investor will not sell, hypothecate or otherwise transfer any or all of the Securities unless:

                                        (i)     There is then in effect a
registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

                                        (ii)    The undersigned U.S. Investor
shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and if requested by the Company, the Investor shall have furnished the Company with either (A) an unqualified written opinion of counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel to the effect that the proposed transfer may be effected without registration under the Act or (B) a "No Action" letter from the SEC to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon the holder of such Securities shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by the holder to the Company; or

                                        (iii)   The undersigned U.S. Investor
shall have sold, assigned, transferred, pledged or otherwise disposed of the Securities in a transaction involving the distribution without consideration of the Securities by the undersigned U.S. Investor to any of its partners or retired partners, or to the estate of any of its partners or retired partners, or in a transaction involving the transfer or distribution of the Securities by a corporation to any subsidiary, parent or affiliated corporation of such corporation; provided in each case that the undersigned U.S. Investor shall give written notice to the Company of such Investor's intention to effect such transfer, sale, assignment, pledge or other disposition. The Investor will cause any such proposed purchaser, assignee, transferee or pledgee of any Securities held by the undersigned U.S. Investor to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Agreement.

                                  (b)      The undersigned Non-U.S. Investor
(as such Investor is designated in the Schedule of Investors attached hereto as Exhibit A) understands that the sale of the Securities to the undersigned Non-U.S. Investor is intended to be exempt from registration under the Act by virtue of Regulation S of the Act and applicable state securities laws. The undersigned Non-U.S. Investor will not, prior to and including November 30, 1996, sell, exchange, transfer, pledge, distribute, dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce its risk relative to any or all of the Securities. Following November

30, 1996, the undersigned Non-U.S. Investor will not sell, hypothecate or otherwise transfer any or all of the Securities unless:

                                        (i)     There is then in effect a
registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

                                        (ii)    The undersigned Non-U.S.
Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and if requested by the Company, the Investor shall have furnished the Company with either (A) an unqualified written opinion of counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel to the effect that the proposed transfer may be effected without registration under the Act or (B) a "No Action" letter from the SEC to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon the holder of such Securities shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by the holder to the Company;

                                        (iii)   The Non-U.S. Investor shall
have sold, assigned, transferred, pledged or otherwise disposed of the Securities in a transaction involving the distribution without consideration of the Securities by the undersigned Non-U.S. Investor to any of its partners or retired partners, or to the estate of any of its partners or retired partners, or in a transaction involving the transfer or distribution of the Securities by a corporation to any subsidiary, parent or affiliated corporation of such corporation; provided in each case that the undersigned Non-U.S. Investor shall give written notice to the Company of such Investor's intention to effect such transfer, sale, assignment, pledge or other disposition. The Investor will cause any such proposed purchaser, assignee, transferee or pledgee of any Securities held by the undersigned Non-U.S. Investor to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Agreement;

                                        (iv)    The Non-U.S. Investor shall
have sold, assigned, transferred, pledged or otherwise disposed of the Securities in a transaction involving an offer and sale that shall have occurred outside the United States within the meaning of Regulation S under the Act, in a transaction meeting the requirements of Rule 904 under the Act, and subject to the Company's right prior to any such offer, sale or transfer to require the delivery of an unqualified written opinion of counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel to the effect that the proposed transfer may be effected in reliance on Regulation S under the Act.

           4.5 Accredited Investor. The undersigned represents and warrants that the undersigned is an "accredited investor" as that term is defined in Rule 501 promulgated under the Act by virtue of one or more of the following:

                                  (a)      The undersigned is either: a bank as
defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; an insurance company as defined in Section 2(13) of the Act; an Investment Company registered under the Investment Company Act of 1940 or a Business Development Company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefits of its employees if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; or

                                  (b)      The undersigned is a private
business development company as defined in Section 202(a) (22) of the Investment Advisers Act of 1940; or

                                  (c)      The undersigned is an organization
described in Section 501(c) (3) of the Internal Revenue Code of 1986, as amended (the "Code"), or a corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered hereby, with total assets in excess of $5,000,000; or

                                  (d)      The undersigned is a director or
executive officer of the Company; or

                                  (e)      The undersigned is a natural person
whose individual net worth, or joint net worth with that person's spouse, at the time of the purchase, exceeds $1,000,000; or

                                  (f)      The undersigned is a natural person
who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

                                  (g)      The undersigned is a trust, with
total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered hereby, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Act; or

                                  (h)      The undersigned is a corporation or
other entity all of whose shareholders or other equity owners are themselves accredited investors by virtue of this subparagraph or by subparagraphs (a) through (g) above.

           For purposes hereof, "individual income" means adjusted gross income as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under Section 103 of the Code, (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040),
(iii) any deduction claimed for depletion under Section 611 et seq. of the Code, and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of
Section 1202 of the Code. For purposes hereof, "net worth" means the excess of total asset at fair market value, including home and personal property, over total liabilities, including mortgage.

           4.6 Informed Investment Decision. The undersigned further represents and warrants that in order to make an informed decision in connection with the purchase of the Securities:

                                  (a)      the undersigned has reviewed the
merits and risks of an investment in the Securities with tax and legal counsel and with an investment advisor to the extent deemed advisable by the undersigned;

                                  (b)      the undersigned recognizes that an
investment in the Securities involves a number of significant risks, including, without limitation, those set forth in the Disclosure Documents; the undersigned, or the undersigned's agent or attorney, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities; and

                                  (c)      the undersigned, or the
undersigned's agent or attorney, (i) has been provided with sufficient information with respect to the business of the Company and has carefully reviewed the Disclosure Documents, (ii) has been provided with such additional information with respect to the Company as the undersigned or the undersigned's agent or attorney has requested, and (iii) has had the opportunity to discuss such information with members of the management of the Company and any questions that the undersigned had with respect thereto have been answered to the full satisfaction of the undersigned.

           4.7 Restricted Securities. The undersigned understands that the Securities are not registered under the Act or applicable state securities laws and such securities must be held indefinitely, unless the subsequent disposition thereof is registered under the Act and applicable state securities laws or an exemption from such registration is available. The Company has not undertaken to register the Securities pursuant to the Act and, except as provided in the Registration Rights Agreement, will have no obligation to effect on behalf of the undersigned any registration under the Act or to assist the undersigned in complying with any exemption from registration under the Act or any state securities laws. The undersigned understands that the exemption from registration afforded by certain rules and regulations under the Act depends upon the satisfaction of various conditions and that, if applicable, such rules and regulations may afford the basis for sales of the Securities only in limited amounts.

           4.8 Independent Advisors. The undersigned is not relying on the Company with respect to the economic, tax and other considerations to the undersigned relating to this investment. With respect to such considerations, the undersigned has relied on the advice of its own qualified advisors to the extent the undersigned has deemed appropriate.

           4.9 Representations to the Undersigned. No oral or written representations have been made or oral or written information furnished to the undersigned or the undersigned's advisors in connection with the offering of the Securities that were in any way inconsistent with the information provided
to the undersigned.   The undersigned acknowledges that the Disclosure
Documents replace and supersede any and all information delivered prior to delivery of the Disclosure Documents.

           4.10 No Solicitation. The undersigned is not subscribing to purchase the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the undersigned in connection with investments in securities generally.

           4.11 Fiduciary Representations. If the undersigned is acting in a fiduciary capacity in purchasing the Securities, the fiduciary represents and warrants that he or she has authority to execute this Agreement on behalf of the person or persons for whom the Securities are being purchased, that such persons have been given the Disclosure Documents and this Agreement and have confirmed to the fiduciary that they have reviewed the same, and that the representations and warranties contained in this Agreement (and in any other written statement or document delivered to the Company) shall be deemed to have been made on behalf of such person or persons.

           4.12 Representations True and Complete. All information which the undersigned has furnished and is furnishing to the Company, including, without limitation, the representation as to the undersigned's status as an "Accredited Investor" within the meaning of Rule 501 promulgated under the Act and all other representations contained in this Agreement, are correct and complete as of the date of this Agreement, and if there should be any material change in such information prior to the undersigned's receipt of the Securities, the undersigned will immediately furnish such revised or corrected information to the Company. The undersigned is executing and delivering this Agreement with full awareness of its implications and in recognition of the fact that the Company is relying on the undersigned's representations and warranties in selling the Securities to the undersigned, and that the Company and other investors may be damaged if such representations or warranties are incorrect.

           4.13    Compliance with Laws.  The undersigned agrees, within five
(5) days after receipt of a request from the Company, to provide such information and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

           4.14    Legends.

                   (a) It is understood that the certificates evidencing the Securities issued to the undersigned U.S. Investor may bear one or all of the following legends:

                                  (i)      "THESE SECURITIES HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT."

                                  (ii)     Any legend required by the laws of
the State of Delaware or the State of California, including any legend required by the California Department of Corporations.

           (b) It is understood that the certificates evidencing the Securities issued to the undersigned Non-U.S. Investor may bear one or all of the following legends:

                                  (i)      "THESE SECURITIES HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD ONLY PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT. THESE SECURITIES MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION."

                                  (ii)     "THE HOLDER OF THIS SECURITY BY ITS
ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO THE COMPANY. "

                                  (iii)    Any legend required by the laws of
the State of Delaware or the State of California, including any legend required by the California Department of Corporations.

           4.15 Governmental Consents. Other than securities law filings required to be made by the Company, no consent, approval or authorization of or designation, declaration or filing with any state, federal or foreign governmental authority on the part of the Investor is required in connection with the valid execution and delivery of this Agreement and the Registration Rights Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby.


                                   SECTION 5

                       Conditions to Closing of Investors

           The Investors' obligations to purchase the Common Stock and the Warrants at the Closing are, at the option of each Investor, subject to the fulfillment on or prior to the Closing Date of the following conditions:

           5.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

           5.2 Covenants. All covenants and agreements contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

           5.3 Blue Sky. The Company shall have obtained all necessary "blue sky" law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Securities.

           5.4 Registration Rights Agreement. The Company shall have entered into the Registration Rights Agreement with the Investors in substantially the form attached hereto as Exhibit C.

           5.5 No Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

                                   SECTION 6

                        Conditions to Closing of Company

           The Company's obligation to sell and issue the Common Stock and the Warrants at the Closing, is at the option of the Company, subject to the fulfillment of the following conditions:

           6.1 Representations and Warranties. The representations made by the Investors in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date and all covenants and agreements of the Investors to be performed on or prior to the Closing Date shall have been performed or complied with in all material respects.

           6.2 Blue Sky. The Company shall have obtained all necessary "blue sky" law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Securities.

           6.3 No Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.


                                   SECTION 7

                                 Miscellaneous

           7.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California, without giving effect to the conflicts of laws principles thereof.

           7.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto, provided, however, that the rights of a Investor to purchase Shares shall not be assignable without the written consent of the Company.

           7.3 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought; provided, however, that holders of a two-thirds (2/3) of the shares of Common Stock not resold to the public may waive or amend, on behalf of all Investors, any provisions hereof or of the Registration Rights Agreement benefiting Investors.

           7.4 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or three days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to an Investor, at such Investor's address set forth in Exhibit A, or at such other address as such Investor shall have furnished to the Company in writing, or (b) if to any other holder of any Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Securities who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to its address set forth on the cover page of this Agreement and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investors.

           7.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Securities, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

           7.6 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS AN EXEMPTION FROM SUCH QUALIFICATION IS AVAILABLE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, OR SUCH EXEMPTION BEING AVAILABLE.

           7.7 Expenses. The Company and the Investors shall each bear their own expenses and legal fees with respect to this Agreement and the transactions contemplated hereby except that the Company will pay at Closing the reasonable legal fees and reasonable expenses upon receipt of a bill therefor, incurred by one counsel to the Investors, up to a maximum amount of $9,000.

           7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Investors, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument.

           7.9 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

           7.10 Gender. The use of the neuter gender herein shall be deemed to include the masculine and the feminine gender, if the context so requires.


                     [This space intentionally left blank]

           The foregoing Securities Purchase Agreement is hereby executed as of the date first above written.

                            "COMPANY"

                            CMC INDUSTRIES, INC.
                            a Delaware corporation


                            By:   /s/ MATTHEW G. LANDA
                                ---------------------------------------
                                 Matthew G. Landa,
                                 Chief Executive Officer

                            Address:   4950 Patrick Henry Drive
                                       Santa Clara, CA 95054


                            "INVESTORS"

                            Whitman Partners, L.P.

                            By:   /s/ DOUGLAS F. WHITMAN
                                ---------------------------------------
                            Name:      Douglas Whitman
                            Title:     General Partner

                            Address:   One Sansome Street
                                       Eighteenth Floor
                                       San Francisco, CA 94104


                            Christopher J. Schaepe

                            By:   /s/ CHRISTOPHER J. SCHAEPE
                                ---------------------------------------
                            Name:      Christopher J. Schaepe

                            Address:   18 Mounds Road, Apt. 4
                                       San Mateo, CA 94402



            **  SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT  **

                             Mahuma, N.V.

                             By:   /s/  DOUGLAS F. WHITMAN
                                 -------------------------------------
                             Name:      Douglas Whitman
                             Title:     Attorney-in-fact

                             Address:   Kaya W.F.G. (Jombi)
                                        Mensing 36, Curacao
                                        Netherlands, Antilles


                             Lion Investments Limited

                             By:   /s/ R.A. RAYNE
                                 -------------------------------------
                             Name:      R.A. Rayne
                             Title:     Director

                             Address:   33 Robert Adam Street
                                        London WIM 5AH
                                        England


             ** SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT **

                                   EXHIBIT A

                             SCHEDULE OF INVESTORS


                                                                       Number of
                                    Number of                         Warrants to     Warrant        Aggregate
         Name and Address           Shares of       Common Stock       Purchase       Purchase        Purchase
            of Investor            Common Stock    Purchase Price    Common Stock      Price           Price
 ------------------------------  ---------------  -----------------  --------------  ------------   ------------
 U.S. PURCHASERS:

 Whitman Partners, L.P.                247,788        $1,400,002.20       96,018      $24,964.68    $1,424,966.88
 One Sansome Street
 Eighteenth Floor
 San Francisco, CA 94104
 Attn: Mr. Douglas Whitman

 Christopher J. Schaepe                  3,604            20,362.60        1,396          362.96        20,725.56
 18 Mounds Road, Apt. 4
 San Mateo, CA 94402
 NON-U.S. PURCHASERS:

 Mahuma, N.V.                           10,755            60,765.75        4,167        1,083.42        61,849.17
 Kaya W.F.G. (Jombi)
 Mensing 36, Curacao
 Netherlands, Antilles

 Lion Investments Limited              173,890           982,478.50       67,382       17,519.32       999,997.82
 c/o London Merchant Securities
 33 Robert Adam Street
 London WIM 5AH England
 Attn: Ms. Sarah Redhead
                             ------------------   ------------------  ------------  --------------  ----------------
                                       436,037        $2,463,609.05      168,963      $43,930.38     $2,507,539.43
                             ==================   ==================  ============  ==============  ================

                                  EXHIBIT B-1

                        FORM OF WARRANT FOR U.S. PERSONS

  THIS WARRANT AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS WARRANT MAY NOT BE EXERCISED, AND NEITHER THIS WARRANT NOR THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, UNLESS REGISTERED UNDER THE SECURITIES ACT OR UNLESS PRIOR THERETO AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT IS DELIVERED TO THE COMPANY.


                                    WARRANT
                     To Purchase Shares of Common Stock of
                              CMC Industries, Inc.


  THIS HEREBY CERTIFIES that, for value received, ______________ is entitled, upon the terms and subject to the conditions hereinafter set forth, to purchase from CMC Industries, Inc., a Delaware corporation (the "Company"), that number of fully paid and nonassessable shares of the Company's Common Stock at the purchase price per share as set forth in Section 1(a) below ("Exercise Price"). The number of shares and Exercise Price are subject to adjustment as provided in Section 10 hereof. This Warrant is one of a series of Warrants (the "Warrants") issued to certain investors pursuant to that certain Securities Purchase Agreement, dated as of May 15, 1996 (the "Purchase Agreement"), by and between the Company and such certain investors.

1. Number of Shares; Exercise Price; Term.

  7.1 Subject to adjustments as provided herein, this Warrant is exercisable for ____ shares (the "Shares") of the Company's Common Stock at a purchase price of $7.50 per share.

  7.2 Subject to the terms and conditions set forth herein, this Warrant shall be exercisable during a term commencing on the date hereof and ending on the earlier of (i) the third anniversary of the date hereof and (ii) 30 days after the date a Termination Notice (as defined below) has been delivered to a holder hereof in accordance with the terms of Section 12(d). The Company shall be entitled to give a notice of warrant termination (a "Termination Notice") within 60 days following the point in time at which the average closing sale price of a share of the Company's Common Stock for the preceding 30 trading days, as reported on the Nasdaq National Market, is equal to or exceeds the Termination Trigger Price (which shall initially be $9.25, subject to adjustments as provided herein).

2. Title to Warrant. This Warrant and all rights hereunder are transferable, in whole or in part, but only with the prior written consent of the Company, which consent shall not be unreasonably withheld; provided, however, that no consent shall be required for any sale, assignment, transfer, pledge or other disposition of this Warrant in a transaction involving the distribution without consideration of this Warrant by the holder to any of its partners or retired partners, or to the estate of any of its partners or retired partners, or in a transaction involving the transfer or distribution of this Warrant by a corporation to any subsidiary, parent or affiliated corporation of such corporation; provided in each case that the holder shall give written notice to the Company of its intention to effect such transfer, sale, assignment, pledge or other disposition. Transfers shall occur at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The holder will cause any such proposed purchaser, assignee, transferee or pledgee of this Warrant to agree to take and hold such Warrant subject to the provisions and upon the conditions specified in this Warrant and the Purchase Agreement.

3. Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by the registered holder hereof, in whole or in part, at any time, or from time to time, during the term hereof as described in Section l above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the holder hereof, at the principal executive offices of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and subject to
Section 4 hereof, upon payment of the purchase price of the shares thereby purchased in cash or check acceptable to the Company, the holder of this Warrant shall be entitled to receive a certificate for the number of shares so purchased and, if this Warrant is exercised in part, a new Warrant for the unexercised portion of this Warrant. The Company agrees that, upon exercise of this Warrant in accordance with the terms hereof, the shares so purchased shall be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

  Certificates for shares purchased hereunder and, on partial exercise of this Warrant, a new Warrant for the unexercised portion of this Warrant shall be delivered to the holder hereof as promptly as practicable after the date on which this Warrant shall have been exercised.

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which such holder would otherwise be entitled, such holder shall be entitled, at its option, to receive either (i) a cash payment equal to the excess of fair market value for such fractional share above the Exercise Price for such fractional share (as mutually determined by the Company and the holder) or (ii) a whole share if the holder tenders the Exercise Price for one whole share.

5. Charges, Taxes and Expenses. Issuance of certificates for shares upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant (with the prior written consent of the Company); provided, however, that in the event certificates for shares are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof and the Notice of Exercise duly completed and executed and stating in whose name and certificates are to be issued; and provided further, that such assignment shall be subject to applicable laws and regulations. Upon any transfer involved in the issuance or delivery of any certificates for shares of the Company's securities, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

6. No Rights as Stockholder. This Warrant does not entitle the holder hereof to any voting rights, dividend rights or other rights as a stockholder of the Company prior to the exercise hereof.

7. Exchange and Registry of Warrant. The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at the principal offices of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

8 Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

9 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

10 Adjustments of Rights. The Exercise Price and the number of shares purchasable hereunder, as well as the Termination Trigger Price, are subject to adjustment from time to time as follows:

   (a) Merger. If at any time there shall be a reorganization or recapitalization, a merger or consolidation of the Company with or into another entity or a merger or consolidation of another entity with or into the Company, then, as a part of any such merger or consolidation, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities, or property (including without limitation cash), as the case may be, to which a holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the holder after the reorganization, recapitalization, merger or consolidation.

   (b) Reclassification, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other (or the same) class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

   (c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall pay a stock dividend, split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

   (d) Adjustment of Termination Trigger Price. If at any time the Exercise Price shall be adjusted pursuant to the terms hereof, the Termination Trigger Price shall be proportionally adjusted in a like manner.

11.  Notice of Record Dates; etc.

   (a) If the Company shall fix a record date of the holders of Common Stock (or other stock or securities at the time deliverable on exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend (other than a stock dividend) or other distribution, or to receive any right to subscribe for or purchase any shares of any class of any other securities, or to receive any other right, or

   (b) in the event of any event referred to in Section 10, any commencement of any tender offer to purchase a majority of the Common Stock of the Company, or the consummation of any transfer of all or substantially all of the assets of the Company to another entity, or

 (c)   in the event of the voluntary or involuntary dissolution, liquidation or winding up of the Company,

then, in any such event, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, (ii) the date on which a record is to be taken for the purpose of voting on, approving or tendering stock pursuant to such events referred to in clauses (b) and (c) above, and the approximate date on which such event is then expected to take place and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such event. The Company shall use its reasonable efforts to mail such notice at least twenty-one (21) days prior to the record date therein specified, if practicable.

12. Notice of Adjustments. Whenever the Exercise Price, Termination Trigger Price or number of shares purchasable hereunder shall be adjusted pursuant to
Section 10 hereof, the Company shall issue a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price, Termination Trigger Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant.

13. Covenant to Reserve Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock, if any, deliverable upon exercise of this Warrant and shall, at its own expense, take all such actions and attain all such permits and orders as may be necessary to enable the Company lawfully to issue such Common Stock upon exercise of this Warrant.

14.  Miscellaneous.

   (a) Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of California and for all purposes shall be construed in accordance with and governed by the laws of said state, without giving effect to the conflict of laws principles.

   (b) Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the then holders of the Warrants exercisable for a majority of the shares of the Company's Common Stock (or other securities or property, as the case may be) then issuable upon exercise of the then outstanding Warrants.

   (c) Assignment. This Warrant shall be binding upon the successors and assigns of the Company.

   (d) Notice. Any notice required or permitted hereunder shall be deemed effectively given upon delivery to the address of the party to be notified by overnight courier or certified mail, postage prepaid and addressed to the party to be notified at the address indicated below for such party, or at such other address as such other party may designate by ten-day advance written notice.

  IN WITNESS WHEREOF, CMC Industries, Inc. has caused this Warrant to be executed by its officer thereunto duly authorized.


Dated:  May ____, 1996


                      CMC Industries, Inc.
                      a Delaware corporation


                      By:
                          ------------------------------------------------
                                  Matthew G. Landa,
                                  Chief Executive Officer



                                  HOLDER


                          By:
                              --------------------------------------------
                          Name of Holder:
                                          --------------------------------
                          Name of Signatory:
                                             -----------------------------
                          Title of Signatory:
                                              ----------------------------


                          Signature:
                                     -------------------------------------
                          Address:
                                   ---------------------------------------

                                   ---------------------------------------

                                   ---------------------------------------

                      NOTICE OF EXERCISE FOR U.S. PERSONS


To:      CMC Industries, Inc.

         1. The undersigned hereby elects to purchase _______ shares of Common Stock ("Stock") of CMC Industries, Inc. (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price and any transfer taxes payable pursuant to the terms of the Warrant, together with an Investment Representation Statement in form and substance satisfactory to legal counsel to the Company.

         2. The undersigned hereby represents and warrants to the Company that the shares of Stock to be received by the undersigned upon exercise of the Warrant are being acquired for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Stock. The undersigned believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Stock.

         3. The undersigned understands that the shares of Stock are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         4. The undersigned understands the instruments evidencing the Stock may bear one or all of the following legends:

                 (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

                 (c)      Any legend required by applicable state law.

         5. Please issue a certificate or certificates representing said shares of Stock in the name of the undersigned:




                                  ----------------------------------------
                                  [Name]


         6. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned:




                                  -------------------------------------------
                                  [Name]


- - --------------------------        --------------------------------------------
[Date]                                             [Signature]

                                ASSIGNMENT FORM

                 (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to



- - ----------------------------------------------------------------
                          (Please Print)

whose address is
                 -----------------------------------------------
                                  (Please Print)


- - ----------------------------------------------------------------



                           Dated:                               , 19    .
                           --------------------------------------    ----


             Holder's Signature:
                                     --------------------------------------

             Holder's Address:
                                      -------------------------------------


                                      -------------------------------------


Signature Guaranteed:
                      ------------------------------------------



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                      INVESTMENT REPRESENTATION STATEMENT


PURCHASER       :

COMPANY         :     CMC Industries, Inc.

SECURITIES      :     Shares of Common Stock

DATE            :


In connection with the purchase of the above-listed Securities, the undersigned, the Purchaser, represents to the Company the following:

                (a) The undersigned is sufficiently aware of the Company's business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Securities. The undersigned is purchasing these Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

                (b) The undersigned understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent as expressed herein. In this connection, the undersigned understands that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if its representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

                (c) The undersigned further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available (such as Rule 144 under the Securities Act). Moreover, the undersigned understands that the Company is under no obligation to register the Securities. In addition, the undersigned understands that the certificate evidencing the Securities may be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

                (d) The undersigned is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (1) The availability of certain public information about the Company; (2) the resale occurring not less than two years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than three years, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker, as said term is defined under the Securities Exchange Act of 1934 (the "Exchange Act") and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable. There can be no assurances that the requirements of Rule 144 will be met, or that the Securities will ever be saleable.

                (e) The undersigned further understands that at the time the undersigned wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the undersigned would be precluded from selling the Securities under Rule 144 even if the two-year minimum holding period had been satisfied.

                (f) The undersigned further understands that in the event all of the applicable requirements of Rule 144 are not satisfied registration under the Securities Act, compliance with Regulation A, compliance with some other registration exemption or the notification to the Company of the proposed disposition by it and the furnishing to the Company of (i) detailed information regarding the disposition, and (ii) and opinion of its counsel to the effect that such disposition will not require registration (the undersigned understands such counsel's opinion shall concur with the opinion by counsel for the Company and the undersigned shall have been informed of such compliance) will be required and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                (g) The undersigned understands that, in connection with any public offering of the Company's equity securities, and upon request of the Company or the underwriters managing such offering, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any shares of the Company's capital stock without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or the underwriters; provided, that the officers and directors of the Company who own, or hold options to purchase, Common Stock of the Company also agree to such restrictions.


                                  ------------------------------------------


                                  By:
                                       -------------------------------------
                                  Name:
                                  Title:

                                  EXHIBIT B-2

                     FORM OF WARRANT FOR NON -U.S. PERSONS

         THIS WARRANT AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS WARRANT MAY NOT BE EXERCISED, AND NEITHER THIS WARRANT NOR THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED BY OR ON BEHALF OF ANY "U.S. PERSON," AS SUCH TERM IS DEFINED IN RULE 902(o) OF THE SECURITIES ACT, UNLESS REGISTERED UNDER THE SECURITIES ACT OR UNLESS PRIOR THERETO AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT IS DELIVERED TO THE COMPANY.


                                    WARRANT
                     To Purchase Shares of Common Stock of
                              CMC Industries, Inc.


         THIS HEREBY CERTIFIES that, for value received, ______________ is entitled, upon the terms and subject to the conditions hereinafter set forth, to purchase from CMC Industries, Inc., a Delaware corporation (the "Company"), that number of fully paid and nonassessable shares of the Company's Common Stock at the purchase price per share as set forth in Section 1(a) below ("Exercise Price"). The number of shares and Exercise Price are subject to adjustment as provided in Section 10 hereof. This Warrant is one of a series of Warrants (the "Warrants") issued to certain investors pursuant to that certain Securities Purchase Agreement, dated as of May 15, 1996 (the "Purchase Agreement"), by and between the Company and such certain investors.

1.       Number of Shares; Exercise Price; Term.

         (a) Subject to adjustments as provided herein, this Warrant is exercisable for ____ shares (the "Shares") of the Company's Common Stock at a purchase price of $7.50 per share.

         (b) Subject to the terms and conditions set forth herein, this Warrant shall be exercisable during a term commencing on the date hereof and ending on the earlier of (i) the third anniversary of the date hereof and (ii) 30 days after the date a Termination Notice (as defined below) has been delivered to a holder hereof in accordance with the terms of Section 12(d). The Company shall be entitled to give a notice of warrant termination (a "Termination Notice") within 60 days following the point in time at which the average closing sale price of a share of the Company's Common Stock for the preceding 30 trading days, as reported on the Nasdaq National Market, is equal to or exceeds the Termination Trigger Price (which shall initially be $9.25, subject to adjustments as provided herein).

2. Title to Warrant. This Warrant and all rights hereunder are transferable, in whole or in part, but only with the prior written consent of the Company, which consent shall not be unreasonably withheld; provided, however, that no consent shall be required for any sale, assignment, transfer, pledge or other disposition of this Warrant in a transaction involving the distribution without consideration of this Warrant by the holder to any of its partners or retired partners, or to the estate of any of its partners or retired partners, or in a transaction involving the transfer or distribution of this Warrant by a corporation to any subsidiary, parent or affiliated corporation of such corporation; provided in each case that the holder shall give written notice to the Company of its intention to effect such transfer, sale, assignment, pledge or other disposition. Transfers shall occur at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The holder will cause any such proposed purchaser, assignee, transferee or pledgee of this Warrant to agree to take and hold such Warrant subject to the provisions and upon the conditions specified in this Warrant and the Purchase Agreement.

3. Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by the registered holder hereof, in whole or in part, at any time, or from time to time, during the term hereof as described in Section l above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the holder hereof, at the principal executive offices of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and subject to Section 4 hereof, upon payment of the purchase price of the shares thereby purchased in cash or check acceptable to the Company, the holder of this Warrant shall be entitled to receive a certificate for the number of shares so purchased and, if this Warrant is exercised in part, a new Warrant for the unexercised portion of this Warrant. The Company agrees that, upon exercise of this Warrant in accordance with the terms hereof, the shares so purchased shall be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

         Certificates for shares purchased hereunder and, on partial exercise of this Warrant, a new Warrant for the unexercised portion of this Warrant shall be delivered to the holder hereof as promptly as practicable after the date on which this Warrant shall have been exercised.

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which such holder would otherwise be entitled, such holder shall be entitled, at its option, to receive either
(i) a cash payment equal to the excess of fair market value for such fractional share above the Exercise Price for such fractional share (as mutually determined by the Company and the holder) or (ii) a whole share if the holder tenders the Exercise Price for one whole share.

5. Charges, Taxes and Expenses. Issuance of certificates for shares upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant (with the prior written consent of the Company); provided, however, that in the event certificates for shares are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof and the Notice of Exercise duly completed and executed and stating in whose name and certificates are to be issued; and provided further, that such assignment shall be subject to applicable laws and regulations. Upon any transfer involved in the issuance or delivery of any certificates for shares of the Company's securities, the

Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

6. No Rights as Stockholder. This Warrant does not entitle the holder hereof to any voting rights, dividend rights or other rights as a stockholder of the Company prior to the exercise hereof.

7. Exchange and Registry of Warrant. The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at the principal offices of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

8. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

9. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

10. Adjustments of Rights. The Exercise Price and the number of shares purchasable hereunder, as well as the Termination Trigger Price, are subject to adjustment from time to time as follows:

                 (a) Merger. If at any time there shall be a reorganization or recapitalization, a merger or consolidation of the Company with or into another entity or a merger or consolidation of another entity with or into the Company, then, as a part of any such merger or consolidation, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities, or property (including without limitation cash), as the case may be, to which a holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the holder after the reorganization, recapitalization, merger or consolidation.

                 (b) Reclassification, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other (or the same) class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

                 (c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall pay a stock dividend, split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

                 (d) Adjustment of Termination Trigger Price. If at any time the Exercise Price shall be adjusted pursuant to the terms hereof, the Termination Trigger Price shall be proportionally adjusted in a like manner.

11.      Notice of Record Dates; etc.

                 (a) If the Company shall fix a record date of the holders of Common Stock (or other stock or securities at the time deliverable on exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend (other than a stock dividend) or other distribution, or to receive any right to subscribe for or purchase any shares of any class of any other securities, or to receive any other right, or

                 (b) in the event of any event referred to in Section 10, any commencement of any tender offer to purchase a majority of the Common Stock of the Company, or the consummation of any transfer of all or substantially all of the assets of the Company to another entity, or

                 (c) in the event of the voluntary or involuntary dissolution, liquidation or winding up of the Company,

then, in any such event, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, (ii) the date on which a record is to be taken for the purpose of voting on, approving or tendering stock pursuant to such events referred to in clauses (b) and (c) above, and the approximate date on which such event is then expected to take place and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such event. The Company shall use its reasonable efforts to mail such notice at least twenty-one (21) days prior to the record date therein specified, if practicable.

12. Notice of Adjustments. Whenever the Exercise Price, Termination Trigger Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 10 hereof, the Company shall issue a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price, Termination Trigger Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant.

13. Covenant to Reserve Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock, if any, deliverable upon exercise of this Warrant and shall, at its own expense, take all such actions and attain all such permits and orders as may be necessary to enable the Company lawfully to issue such Common Stock upon exercise of this Warrant.

14.      Miscellaneous.

                 (a) Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of California and for all purposes shall be construed in accordance with and governed by the laws of said state, without giving effect to the conflict of laws principles.

                 (b) Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the then holders of the Warrants exercisable for a majority of the shares of the Company's Common Stock (or other securities or property, as the case may be) then issuable upon exercise of the then outstanding Warrants.

                 (c) Assignment. This Warrant shall be binding upon the successors and assigns of the Company.

                 (d) Notice. Any notice required or permitted hereunder shall be deemed effectively given upon delivery to the address of the party to be notified by overnight courier or certified mail, postage prepaid and addressed to the party to be notified at the address indicated below for such party, or at such other address as such other party may designate by ten-day advance written notice.

         IN WITNESS WHEREOF, CMC Industries, Inc. has caused this Warrant to be executed by its officer thereunto duly authorized.


Dated:  May ____, 1996


                                  CMC Industries, Inc.
                                  a Delaware corporation


                         By:
                             ---------------------------------------------
                                  Matthew G. Landa,
                                  Chief Executive Officer



                         HOLDER


                         By:
                             ---------------------------------------------
                         Name of Holder:
                                         ---------------------------------
                         Name of Signatory:
                                            ------------------------------
                         Title of Signatory:
                                             -----------------------------


                         Signature:
                                    --------------------------------------
                         Address:
                                  ----------------------------------------

                                  ----------------------------------------

                                  ----------------------------------------

                    NOTICE OF EXERCISE FOR NON-U.S. PERSONS


To:      CMC Industries, Inc.

         1. The undersigned hereby elects to purchase _______ shares of Common Stock ("Stock") of CMC Industries, Inc. (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price and any transfer taxes payable pursuant to the terms of the Warrant, together with an Investment Representation Statement in form and substance satisfactory to legal counsel to the Company.

         2. The undersigned hereby represents and warrants to the Company that (i) it is not a "U.S. Person," as such term is defined in Rule 902(o) of the Securities Act of 1933, as amended (the "Act"): (ii) the Warrant is not being exercised on behalf of any U.S. Person; (iii) the Warrant is not being exercised within the United States; and (iv) the shares of Stock to be delivered upon exercise of the Warrant will not be delivered within the United States.

         3. The undersigned understands the instruments evidencing the Stock may bear one or all of the following legends:

                 (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD ONLY PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT. THESE SECURITIES MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION."

                 (b) "THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER

                          THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR
                          (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO THE COMPANY. "

                 (c)      Any legend required by applicable state law.

         5. Please issue a certificate or certificates representing said shares of Stock in the name of the undersigned:





                                ------------------------------------------
                                [Name]


         6. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned:



                                ------------------------------------------
                                [Name]


- - ----------------------          ------------------------------------------
[Date]                          [Signature]

                                ASSIGNMENT FORM

                 (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

 FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to




- - -----------------------------------------------------------------------------
                          (Please Print)

whose address is
                 ------------------------------------------------------------
                          (Please Print)

                                                                             .
- - -----------------------------------------------------------------------------



                       Dated:                                       , 19    .
                              --------------------------------------    ----


                 Holder's Signature:
                                           ----------------------------------

                 Holder's Address:
                                           ----------------------------------


                                           ----------------------------------


Signature Guaranteed:
                      ----------------------------------


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                      INVESTMENT REPRESENTATION STATEMENT


PURCHASER       :

COMPANY         :     CMC Industries, Inc.

SECURITIES      :     Shares of Common Stock

DATE            :


In connection with the purchase of the above-listed Securities, the undersigned, the Purchaser, represents to the Company the following:

                (a) The undersigned is sufficiently aware of the Company's business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Securities. The undersigned is purchasing these Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

                (b) The undersigned understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent as expressed herein. In this connection, the undersigned understands that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if its representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

                (c) The undersigned further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available (such as Rule 144 under the Securities Act). Moreover, the undersigned understands that the Company is under no obligation to register the Securities. In addition, the undersigned understands that the certificate evidencing the Securities may be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

                (d) The undersigned is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (1) The availability of certain public information about the Company; (2) the resale occurring not less than two years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than three years, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker, as said term is defined under the Securities Exchange Act of 1934 (the "Exchange Act") and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable. There can be no assurances that the requirements of Rule 144 will be met, or that the Securities will ever be saleable.

                (e) The undersigned further understands that at the time the undersigned wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the undersigned would be precluded from selling the Securities under Rule 144 even if the two-year minimum holding period had been satisfied.

                (f) The undersigned further understands that in the event all of the applicable requirements of Rule 144 are not satisfied registration under the Securities Act, compliance with Regulation A, compliance with some other registration exemption or the notification to the Company of the proposed disposition by it and the furnishing to the Company of (i) detailed information regarding the disposition, and (ii) and opinion of its counsel to the effect that such disposition will not require registration (the undersigned understands such counsel's opinion shall concur with the opinion by counsel for the Company and the undersigned shall have been informed of such compliance) will be required and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                (g) The undersigned understands that, in connection with any public offering of the Company's equity securities, and upon request of the Company or the underwriters managing such offering, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any shares of the Company's capital stock without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or the underwriters; provided, that the officers and directors of the Company who own, or hold options to purchase, Common Stock of the Company also agree to such restrictions.




                                  ----------------------------------------


                                  By:
                                       -----------------------------------
                                  Name:
                                  Title:

                                   EXHIBIT C

                     FORM OF REGISTRATION RIGHTS AGREEMENT

                         REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (the "Agreement") is made and entered into as of May 15, 1996 by and among CMC Industries, Inc., a Delaware corporation (the "Company") and certain purchasers (the "Purchasers") of Common Stock and Warrants pursuant to that certain Securities Purchase Agreement dated as of even date herewith (the "Purchase Agreement") and who have executed this Agreement.

                                   Section 1

                              Registration Rights

         1.1 Certain Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement. As used in this Agreement:

                 (a) The term "beneficially owned" shall refer to the meaning of such term as provided in Rule 13d-3 promulgated under the Exchange Act.

                 (b) The term "Exchange Act" shall means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

                 (c) The term "Holder" shall mean the Purchasers and any transferee of Registrable Securities pursuant to Section 1.8 of this Agreement, provided that any such person shall cease to be a Holder at such time as the registration rights to which such person is entitled hereunder terminate pursuant to Section 1.9.

                 (d) The term "person" shall mean any person, individual, corporation, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

                 (e) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                 (f) The term "Registrable Securities" shall mean (i) the shares of the Company's Common Stock (the "Shares") purchased pursuant to the Purchase Agreement by the U.S. Investors, (ii) any shares of the Company's Common Stock issued upon exercise of the Warrants purchased pursuant to the Purchase Agreement, (excluding shares of Common Stock that are issued upon exercise of the Warrants to Holders who are not the U.S. Investors) (the "Warrant Shares") and (iii) any shares of the Company's Common Stock (or Common Stock issued by the Company upon the exercise, conversion or exchange of any other securities) issued by the Company in respect of the Shares or the Warrant Shares upon any stock split, stock dividend, recapitalization, or similar event.

                 (g) The term "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

                 (h) The term "SEC" shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         1.2              Requested Registration.

                 (a) Request for Registration. In case the Company shall receive a written request from the Holders, who in the aggregate hold not less than fifty percent (50%) of the outstanding Registrable Securities (the "Initiating Holders"), that the Company effect any registration, qualification or compliance with respect to at least 30,000 shares of the Registrable Securities, the Company will:

                          (i)     within twenty (20) days of the receipt by the
Company of such notice, give written notice of the proposed registration, qualification or compliance to all other Holders; and

                          (ii)    as soon as practicable, use its reasonable
best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable "blue sky" or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after the date of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this
Section 1.2(a):

                                        (A)  In any particular jurisdiction in
which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                                        (B)  Prior to November 30, 1996;

                                        (C)  During the period starting with
the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration statement relating to the sale of the Company's securities in connection with a Rule 145 transaction or an employee benefit plan); provided that the Company is actively employing reasonable efforts to cause such registration statement to become effective;

                                        (D)  After the Company has effected
three (3) such registrations pursuant to this Section 1.2(a), and such registrations have been declared or ordered effective;

                                        (E)  If the Company shall furnish to
such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its reasonable best efforts to register, qualify or comply under this Section 1.2(a) shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company shall not exercise such right more than once in any twelve (12) month period.

         Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders and in any event within sixty (60) days after receipt of a request from an Initiating Holder.

                 (i) Underwriting. In the event that a registration pursuant to Section 1.2 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 1.2(a)(i). In such event, the right of any Holder to registration pursuant to Section 1.2 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 1.2, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

                 The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter of recognized national standing selected for such underwriting by the Company and reasonably acceptable to a majority of the Holders proposing to distribute their securities through such underwriting. Notwithstanding any other provision of this Section 1.2, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement or in such other manner as shall be agreed to by the Company and Holders of a majority of the Registrable Securities proposed to be included in such registration. Shares of Registrable Securities held by the Holders shall not be subject to cutback following the allocation unless shares of the Company and all other selling stockholders have been eliminated from the offering. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

                 If any Holder or Holders of Registrable Securities disapproves of the terms of the underwriting, such Holder or Holders may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to ninety
(90) days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

                 (j) Duration of Registration. Whenever required pursuant to this Section 1.2 to effect the registration of any Registrable Securities, the Company shall use its reasonable best efforts to cause the applicable registration statement to remain continuously effective for the lesser of (i) ninety (90) days and (ii) the completion of the distribution of the Registrable Securities so registered, subject to the provisions of Section 1.4(d).

         1.3     Company Registration.

                 (a) If (but without any obligation to do so) the Company proposes to register any of its Common Stock under the Securities Act in connection with an underwritten public offering of such Common Stock solely for cash (including a registration effected by the Company for stockholders other than the Holders, but not including (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of convertible debt securities that are also being registered, and (iv) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such proposed registration. Upon the written request of each Holder delivered to the Secretary of the Company within twenty (20) days after the date of such notice by the Company, the Company will, subject to the provisions hereof, include in such registration, to the extent it takes place, the resale of such number of Registrable Securities that each such Holder has requested to be registered.

                 (b) Notwithstanding any other provision of this Agreement, if the managing underwriter of the public offering referred to in
Section 1.3(a) advises the Company and/or the Holders in writing that marketing factors require a limitation of the number of securities to be underwritten in a registration pursuant to Section 1.3(a), then the underwriter shall first include in such registration the securities to be registered by the Company, and thereafter may exclude some or all Registrable Securities from such registration; provided, however, that if any Registrable Securities shall be included in the registration and underwriting, then such shares of Registrable Securities to be so included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested to be registered in such registration by such Holders at the time of filing the registration statement or in such other manner as shall be agreed to by the Company and Holders of a majority of the Registrable Securities proposed to be included in such registration. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

                 (c) The Company shall have the right to terminate or withdraw any registration under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.6 hereof.

         1.4     Obligations of the Company. Whenever required pursuant to this
Section 1 to effect the registration of any Registrable Securities, the parties agree as follows:

                 (a) The Company shall furnish to the Holders such numbers of copies of the prospectus, including a prospectus subject to completion, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                 (b) The Company shall use its reasonable efforts to register and qualify the securities covered by such registration statement, if any, under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                 (c) In the event of any underwritten public offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

                 (d) The Company shall notify each Holder of Registrable Securities covered by such registration statement, (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (B) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus or for additional information relating to the registration statement, (C) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (E) of the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company may, upon the happening of any event of the kind described in clauses B, C, D, or E hereof or, that, in the judgment of the Company's Board of Directors, renders it advisable to suspend use of the prospectus for no more than ninety
(90) days in the aggregate in any twelve (12) month period of time due to pending corporate developments, public filings with the SEC or similar events, suspend use of the prospectus on written notice to each Holder, in which case each Holder shall discontinue disposition of Registrable Securities covered by the registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Holders or until the Holders are advised in writing by the Company that the use of the applicable prospectus may be resumed. The Company shall use its reasonable efforts to ensure that the use of the prospectus may be resumed as soon as practicable. The Company shall use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment. The Company shall, upon the occurrence of any event contemplated by clause E above, prepare a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (e) At the time of any registration of Registrable Securities pursuant hereto, the Company and the Holders on behalf of whom shares may be registered shall negotiate in good faith the terms of indemnity and other customary agreements relating to any such registration.

         1.5     Obligations of the Holders.

                 (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                 (b) In the event of any underwritten public offering, each Holder participating in such underwriting shall enter into and perform its obligations under an underwriting agreement in customary form with the managing underwriter of such offering.

                 (c) In the event that the Holders shall be provided with notice of suspension from the Company as provided in Section 1.4(d), each Holder shall discontinue disposition of Registrable Securities covered by the registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Holders or until the Holders are advised in writing by the Company that the use of the applicable prospectus may be resumed.





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
         1.6     Expenses.

                 (k) All Registration Expenses (as defined below), incurred in connection with any registration pursuant to Section 1.2 and
Section 1.3 shall be borne by the Company; provided, however, that, with respect to registrations pursuant to Section 1.2, if the Holders shall in the aggregate sell in any such registration less than twenty-five percent (25%) of the Registrable Securities (excluding Warrant Shares held by them on the date hereof), then the participating Holders, jointly and severally, and the Company shall each be responsible for one-half (1/2) of such Registration Expenses. "Registration Expenses" shall mean the costs and expenses of the Company relating to any registration pursuant to Section 1.2 or Section 1.3 including, without limitation, the fees and expenses of the Company's counsel and its accountants, and all other costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of any registration statement and all amendments and supplements thereto and the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters (if any), dealers and other purchasers of the securities so registered, the costs and expenses incurred in connection with the qualification of such securities so registered under the "blue sky" laws of various jurisdictions, the fees and expenses of the Company's transfer agent and all other out-of-pocket costs and expenses of complying with the provisions of this Section 1 with respect to such registration.

                 (l) The participating Holders (and other holders including any securities in such registration) shall pay all expenses of any counsel for the participating Holders and all underwriting discounts and selling commissions with respect to the Registrable Securities sold by them pursuant to any such registration.

         1.7     Indemnification.

                 (a) In the case of any offering registered pursuant to this Section 1, the Company hereby agrees to indemnify and hold harmless each participating Holder, the officers, directors, shareholders and partners of each Holder, and each person, if any, who controls such Holder with in the meaning if the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages or liabilities (joint or several), to which any such person may be subject, under the Securities Act or otherwise, and to reimburse any such person for any legal or other expenses reasonably incurred, as they are incurred, by them in connection with investigating any claims or defending against any actions, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such shares of Registrable Securities were registered under the Securities Act pursuant to this Section 1, any prospectus contained therein, if used during the period appropriate for such prospectus, or any amendment or supplement thereto (if so used), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are (i) based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished to the Company by or on behalf such Holder specifically for use therein, or (ii) made in any preliminary prospectus, and the prospectus contained in the registration statement as declared effective or in the form filed by the Company with the SEC pursuant to Rule 424

(or other similar rule) under the Securities Act shall have corrected such statement or omission and a copy of such prospectus shall not have been sent or otherwise delivered to such person at or prior to the confirmation of such sale to such person.

                 (b) By requesting registration under this Section 1, each participating Holder agrees, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, in the same manner and to the same extent as set forth in the preceding paragraph, to indemnify and to hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which any of such persons may be subject under the Securities Act or otherwise, and to reimburse any of such persons for any legal or other expenses incurred, as they are incurred, by them in connection with investigating or defending against any such losses, claims, damages or liabilities, but only to the extent it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in any registration statement under which the shares of Registrable Securities were registered under the Securities Act pursuant to this Section 1, any prospectus contained therein, or any amendment or supplement thereto, which was based upon and made in conformity with information furnished to the Company in writing by or on behalf such Holder expressly for use therein; provided, however, that any such participating Holder's obligations pursuant to this Section 1.7(b) shall be limited in all cases to the amount of the net proceeds received by such participating holder from the sale of its Registrable Securities pursuant to such registration.

                 (c)      Each party entitled to indemnification under this
Section 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, and the Indemnified Party may participate in such defense at its own expense; provided, however, that the Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential materially divergent interests between such Indemnifying Party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.7 unless such failure resulted in a detriment to the Indemnifying Party. No Indemnifying Party, (i) in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, or (ii) shall be liable for amounts paid in any settlement if such settlement is effected without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

                 (d)      If the indemnification provided for in this Section
1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such





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
Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder of Registrable Securities shall be obligated to contribute pursuant to this Section 1.7(d) shall not exceed in the aggregate the gross proceeds from the offering received by such Holder.

         1.8 Transfer of Registration Rights. Holders may assign any or all of their registration rights under this Section 1 to a transferee who, after such transfer, holds at least twenty-five percent (25%) of the Registrable Securities outstanding on the date hereof, provided that the Company shall be entitled to written notice of any such transfer no later than ten (10) days after such transfer. No transferee, assignee or other person purporting to exercise rights under this Section 1 who is not a signatory to this Agreement shall be entitled to do so unless and until such person agrees in a writing delivered to the Company to be bound by the terms of this Agreement.

         1.9 Termination of Registration Rights. The registration rights granted pursuant to this Section 1 shall terminate as to any Holder at such time as all Registrable Securities owned by such Holder can be sold within a given three (3) month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144. Notwithstanding the foregoing, all registration rights granted in this Agreement shall terminate upon the later of (i) three (3) years from the date of this Agreement or (ii) TWO (2) years from the termination of the Warrants.

                                   Section 2

                                 Miscellaneous

         2.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the addresses set forth on the signature page hereto (or at such other address for a party as shall be specified by like notice).

         2.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         2.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         2.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as specified in Section 1.8, this Agreement may not be assigned by a party without the prior written consent of the other party, which consent shall not be unreasonably withheld. This Agreement is not intended and shall not be construed to create any rights or remedies in any parties other than the Holders and the Company and no person shall assert any rights as third party beneficiary hereunder.

         2.5 Entire Agreement. This Agreement contains the entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof.

         2.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         2.7 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         2.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         2.9 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         2.10 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of a majority of the then outstanding Registrable Securities.

         2.11 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration solely for the resale of securities pursuant to a Registration Statement on Form S-3, the Company agrees to:

                 (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

                 (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                 (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         2.12 Changes in Securities Laws. To the extent that United States securities laws, regulations or interpretations thereof are modified following the date hereof so as to preclude the resale of Securities by the Non-U.S. Investors, the parties shall amend this Agreement to include such Non-U.S. Investors in the definition of Holder and the Securities held by such persons in the definition of Registrable Securities, provided that such amendment shall be subject to such persons' execution of a counterpart of this Agreement.



                     [This space intentionally left blank]

         IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed as of the date first written above.


                            CMC Industries, Inc.
                            a Delaware corporation



                            By:
                                ---------------------------------
                                     Matthew G. Landa,
                                     Chief Executive Officer


                            "PURCHASERS"


                            _____________________________________


                            By:
                                ----------------------------------
                                Name:
                                Title:






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